                                 EXHIBIT INDEX


  Exhibit
  -------

     2 Stock Purchase Agreement, dated as of March 24, 1995, by and among the Registrant, New Pioneer and the Sellers.*

     10 Subscription Agreement, dated as of March 24, 1995, by and among the Registrant and the Interlaken Partnership.

     27   Financial Data Schedule.



- - --------------------------------
  * Incorporated herein by reference to Exhibit 2 of the Form 8-K Current Report of the Registrant filed on May 5, 1995.

                            SUBSCRIPTION AGREEMENT


          This SUBSCRIPTION AGREEMENT, dated as of March 24, 1995 (the "Agreement"), by and among GEV Corporation, a Delaware corporation (the "Company"), and Interlaken Investment Partners, L.P., a Delaware limited partnership (the "Interlaken Partnership"),

                             W I T N E S S E T H:

          WHEREAS, the Company and Pioneer Americas Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the "Buyer"), have agreed to acquire all of the issued and outstanding capital stock of Pioneer Americas, Inc., a Delaware corporation ("Pioneer"), upon the terms and subject to the conditions set forth in that certain Stock Purchase Agreement, dated as of March 24, 1995, by and among the Company, the Buyer and the stockholders of Pioneer and certain other persons named therein (the "Purchase Agreement"); and

          WHEREAS, pursuant to Section 6.10 of the Purchase Agreement, the Company has agreed to issue to the Interlaken Partnership, upon the terms and subject to the conditions set forth herein, an aggregate of 11,363,636 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock");

          WHEREAS, the Interlaken Partnership desires to purchase the Shares from the Company, and the Company desires to issue and sell the Shares to the Interlaken Partnership, in each case upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, the obligations of the Company to consummate the transactions contemplated by the Purchase Agreement are subject to the condition that the transactions contemplated by this Agreement be consummated in full prior to consummation of the transactions contemplated by the Purchase Agreement;

          NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

          SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement. Whenever used in this Agreement, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders.

          SECTION 2. Sale and Purchase of Securities. (a) Subject to the terms and conditions set forth herein, on the Closing Date (as defined herein), the Company shall sell to the Interlaken Partnership and the Interlaken Partnership shall purchase from the Company the Shares for an aggregate purchase price of $15,000,000 in cash (the "Purchase Price").

          (b) The sale, issuance and purchase of Shares shall be effected by the Company executing and delivering to the Interlaken Partnership a duly executed stock certificate evidencing the Shares to be purchased by the Interlaken Partnership, duly registered against payment by the Interlaken Partnership to the Company of the Purchase Price. The Interlaken Partnership shall effect payment of the Purchase Price by wire transfer in immediately available funds to an account at a bank in the United States of America designated by the Company.

          (c) The closing of the transactions hereunder (the "Closing") shall take place prior to the closing of the transactions contemplated by the Purchase Agreement, at such time and date as the parties hereto shall agree in writing, at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4669, or at such other place as the parties hereto shall agree in writing.

          SECTION 3. Representations and Warranties of the Company. The Company hereby makes to the Interlaken Partnership the representations, warranties and covenants set forth in Sections 3.1 through 3.14 and 3.16 of the Purchase Agreement, subject to such exceptions and qualifications as may be noted therein, to the same extent as if such representations, warranties and covenants were set forth herein in their entirety.

          SECTION 4. Representations and Warranties of the Interlaken Partnership. The Interlaken Partnership hereby represents, warrants and agrees with the Company, as follows:

          (a) Validity of Agreement. This Agreement has been duly executed by the Interlaken Partnership and, assuming due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of the Interlaken Partnership enforceable against the Interlaken Partnership in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and to general equitable principals.

          (b) No Conflict or Violation. To the extent applicable, the execution, delivery and performance by the

Interlaken Partnership of this Agreement does not and will not violate any provision of law typically applicable to the transactions contemplated herein, or any order, judgment or decree of any court or other governmental or regulatory authority to which the Interlaken Partnership is subject.

          (c) Consents and Approvals. Schedule 4(c) hereto sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required of the Interlaken Partnership in connection with the execution and delivery of this Agreement by the Interlaken Partnership or the performance by the Interlaken Partnership of its obligations hereunder.

          (d) Review of Certificate of Incorporation. The Interlaken Partnership has been provided for review a copy of the Company's Third Restated Certificate of Incorporation (the "Certificate of Incorporation") and its Bylaws, in the forms attached hereto as Exhibit A. The Interlaken Partnership acknowledges and accepts that certain provisions of the Certificate of Incorporation restrict the Interlaken Partnership's ability to Transfer (as defined in the Certificate of Incorporation) the Shares and any shares of the Company's capital stock subsequently acquired by the Interlaken Partnership. In particular, in order to protect certain tax attributes of the Company, the Interlaken Partnership acknowledges, and agrees to adhere to, the provisions of Article THIRTEENTH of the Certificate of Incorporation, which, among other things, restricts every holder of the Company's capital stock from making certain Transfers of such capital stock.

          (e)  Investment Representations.

               (i) The Interlaken Partnership is acquiring the Shares solely for its own account as principal, for investment purposes only, and not with a view to, or for, subdivision, resale, distribution or fractionalization thereof, in whole or in part, or for the account, in whole or in part, of others, and no other Person has a direct or indirect beneficial interest in the Shares; further, the Interlaken Partnership intends to hold the Shares as an investment and does not presently anticipate any change in circumstances or other particular occasion or event that would cause it to attempt to sell any of the Shares.

               (ii) The Interlaken Partnership understands that no federal or state agency has passed upon the accuracy or adequacy of the Information Statement, dated March 17, 1995, delivered to the Interlaken Partnership by the Company in connection with its purchase of Shares (with the documents referred to therein as constituting a part thereof, the "Memorandum") or made any finding or determination as to the fairness of this investment and that the offering and sale of the Shares is intended to be exempt from registration both under the Securities Act, by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D promulgated thereunder, and the securities laws of most states, and, in furtherance thereof, the Interlaken Partnership represents and warrants to, and agrees with, the Company as follows:

                    (A) The Interlaken Partnership has the financial ability to bear the economic risk of its investment, and has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Shares;

                    (B) The Interlaken Partnership has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment; and

                    (C) The Interlaken Partnership has reviewed the merits of an investment in the Shares with tax and legal counsel and with an investment advisor to the extent deemed advisable by the Interlaken Partnership.

               (iii)  The Interlaken Partnership:

                    (A) has been furnished with a copy of the Memorandum and any documents which may have been made available upon its request and it has carefully read the Memorandum and understands and has evaluated the risks of a purchase of Shares, including the risks set forth under "RISK FACTORS" in the offering memorandum included as part of the Memorandum; is aware that there are substantial risks of loss incident to an investment in the Shares; and has relied solely (except as indicated in subparagraph (B) below) on the information contained in the Memorandum;

                    (B) (x) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and other matters pertaining to this investment, and all such questions have been answered to the satisfaction of the Interlaken Partnership; (y) has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum and information that has been otherwise provided in order for it to evaluate the merits and risks of investment in the Shares; and (z) has been given the opportunity to obtain additional information from the Company, except to the extent the Company has informed the Interlaken Partnership that it does not possess such information and cannot acquire it without unreasonable effort or expense, or that the requested information is proprietary and confidential, and the Interlaken Partnership has not been furnished with any other offering literature or prospectus except as referred to herein or in the Memorandum;

                    (C) has not been furnished with any oral representation or warranty in connection with the offering of the Shares by the Company, or its officers, employees, agents, affiliates or subsidiaries; and

                    (D) has determined that the Shares are a suitable investment for it and that at this time it could bear the complete loss of its investment.

               (iv) The Interlaken Partnership is not relying on the Company in regard to the tax and other personal financial considerations related to this investment, and the Interlaken Partnership has, to the extent it deems it necessary, relied on the advice of, or has consulted with, only its own advisors.

               (v) The Interlaken Partnership will not sell or otherwise transfer the Shares without registration under the Securities Act, and applicable state securities laws unless the Company has received an appropriate opinion of counsel reasonably acceptable to the Company that registration thereunder is not required, and fully understands and agrees that the Interlaken Partnership must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of most states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. The

     Interlaken Partnership understands that the Company is under no obligation to register the Shares on the Interlaken Partnership's behalf or to assist the Interlaken Partnership in complying with any exemption from registration under the Securities Act or any state securities laws.

               (vi) Any information which the Interlaken Partnership has heretofore furnished and herewith furnishes to the Company, including information with respect to its financial position and business experience, is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the Closing Date, it will immediately furnish such revised or corrected information to the Company.

               (vii) In making its decision to purchase the Shares herein subscribed for, the Interlaken Partnership has relied solely upon the information contained in the Memorandum, the matters described in Section 4(e)(iii)(B), and upon independent investigations made by it. In addition, it is not subscribing pursuant hereto for any Shares as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees, including any partner of the Interlaken Partnership, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

               (viii) The Interlaken Partnership represents that it is an "accredited investor" as that term is defined in Rule 501(a) under the Act, which definition is set out in Exhibit B to this Agreement.

          SECTION 5. Legends. Any certificates evidencing shares of the Company's capital stock issued pursuant hereto shall bear the following legends reflecting the restrictions on the transfer of such securities imposed by law and the Certificate of Incorporation:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred or sold except pursuant to an effective registration statement under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to GEN Corporation, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

          "The shares represented by this certificate are also subject to certain restrictions on transfer contained in the Certificate of Incorporation of the Company. Copies of the Certificate of Incorporation of the Company are on file with the Secretary of the Company at 165 Mason Street, Greenwich, Connecticut 06830, and will be furnished to the holder of this certificate upon written request to the Secretary of the Company at such address."

          SECTION 6. Indemnification. (a) Subject to the limitations and conditions set forth in this Agreement and notwithstanding the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Interlaken Partnership or of any knowledge or information that the Interlaken Partnership may have, the Company hereby indemnifies and agrees to fully defend, save and hold the Interlaken Partnership harmless if such party shall at any time or from time to time suffer any Loss arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Events of Breach (as defined below) of the Company.

          (b) Subject to the limitations and conditions set forth in this Agreement and notwithstanding the payment of the Purchase Price and regardless of any investigation at any time made by or on behalf of the Company or of any knowledge or information that the Company may have, the Interlaken Partnership indemnifies and agrees to fully defend, save and hold the Company harmless if the Company shall at any time or from time to time suffer any Loss arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Events of Breach (as defined below) of the Interlaken Partnership.

          (c) As used herein, "Event of Breach" shall be and mean any one or more of the following:

               (i) any untruth or inaccuracy in any representation by a party hereto or the breach of any warranty by a party contained, or with respect to the Company referenced, in this Agreement; or

               (ii) any failure by a party hereto duly to perform or observe any term, provision, covenant, agreement or condition on the part of such party to be performed or observed under this Agreement.

          (d) The obligation of the Company to indemnify the Interlaken Partnership pursuant to subsection (a) above with respect to Events of Breach set forth in subsection (c)(i) shall survive as set forth in Section 8.3(b) of the Purchase Agreement. The obligation of the Interlaken Partnership to indemnify the Company pursuant to subsection (b) above with respect to Events of Breach set forth in subsection
(c)(i) shall survive until December 31, 1996, except that the representations and warranties contained in Section 4(b), 4(d) and 4(e) shall survive indefinitely. The obligations of the Company and the Interlaken Partnership to indemnify each other for Events of Breach set forth in Subsection (c)(ii) shall survive indefinitely.

          (e) The notice and claim procedures to be followed by the parties hereto shall be the same notice and claim procedures as set forth in Section
8.2 of the Purchase Agreement. In no event shall the liability of the Interlaken Partnership, taken as a whole, to the Company, or the Company to the Interlaken Partnership, taken as a whole, exceed the Purchase Price.

          SECTION 7. Notices. (a) All communications under this Agreement shall be in writing and shall be delivered by hand, by facsimile or by overnight courier or by registered or certified mail, postage prepaid: (i) if to the Company, at 165 Mason Street, Greenwich, Connecticut 06830, Attention:
William L. Mahone, facsimile number (203) 629-8554, or at such other address as the Company may have furnished to the Interlaken Partnership in writing; and (ii) if to the Interlaken Partnership, at 165 Mason Street, Greenwich, CT 06830, Attention: Andrew M. Bursky, facsimile number (203) 629-8554, or at such other address as the Interlaken Partnership may have furnished to the Company in writing.

          (b) Any notice so addressed shall be deemed to be given: if delivered by hand or by facsimile, on the date of such delivery, in the case of notices by facsimile, subject to telephonic confirmation of receipt; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          SECTION 8. Fees and Expenses. Except as otherwise expressly provided in this Agreement, all costs, fees and expenses incurred in connection with this Agreement ("Costs") shall be paid by the party incurring such Costs.

          SECTION 9. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          SECTION 10. Entire Agreement. This Agreement, together with the exhibits and schedules hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, schedules or certificates delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement, all of which are merged into this Agreement.

          SECTION 11. Waivers and Amendments. The Interlaken Partnership and the Company may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (iii) waive compliance with any of the covenants of the other contained in this Agreement; (iv) waive performance of any of the obligations of the other created under this Agreement; or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement, provided, however, that no such arrangement shall: (a) reduce the number of Shares to be issued to the Interlaken Partnership hereunder; (b) increase the price payable for such Shares; or (c) expand the representations, warranties, covenants and agreements of the Interlaken Partnership hereunder, in each case without the consent of the Interlaken Partnership. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

          SECTION 12. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

          SECTION 13. Titles and Headings. The titles and headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          SECTION 15. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW PROVISIONS THEREOF.

          SECTION 17. Binding Effect. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors, heirs, executors, personal representatives, administrators, distributees, devisees, legatees and, subject to the provisions hereof, assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                             GEV CORPORATION



                             By:/s/ Catherine B. James
                                Name:  Catherine B. James
                                Title:  President


                             INTERLAKEN INVESTMENT PARTNERS L.P.

                             By: INTERLAKEN MANAGEMENT
                                   PARTNERS, L.P.
                                 General Partner

                                 By: LAKE MANAGEMENT, INC.
                                     General Partner



                                     By:/s/ William R. Berkley
                                        Name:  William R. Berkley
                                        Title:  Chairman

                     EXHIBIT A PROVIDED SEPARATELY

                                                                     EXHIBIT B

                       Definition of Accredited Investor


          Rule 501(a) promulgated under the Securities Act as amended (the "Act") , provides as follows:

          "Accredited Investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

          (1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Exchange Act; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

          (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of the issuer;

          (5) Any natural person whose individual net worth or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

          (8) Any entity in which all of the equity owners are accredited investors.